UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2008
MAKO Surgical Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33966 (Commission File Number)	20-1901148 (I.R.S. Employer Identification No.)
2555 Davie Road
Ft. Lauderdale, Florida 33317
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (954) 927-2044
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 20, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MAKO Surgical Corp. (the “Company”) approved performance bonus awards for the fiscal year ended December 31, 2007 for certain officers of the Company pursuant to the Company’s 2007 — 2008 Metric Scorecard Cash Bonus Plan (the “2007 Scorecard”). As disclosed in further detail in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 19, 2007, as amended (the “S-1”), the 2007 Scorecard measured Company performance against defined business objectives.
The Committee approved the performance bonus awards set forth in the table below for the “named executive officers” (as defined under applicable securities laws) pursuant to the 2007 Scorecard. The Committee approved, on the recommendation of Company President and Chief Executive Officer Dr. Maurice R. Ferré, M.D. the merit pay increases for the named executive officers (excluding Dr. Ferré) and the resulting adjusted base salary as of the pay period ending February 22, 2008 of each named executive officer set forth in the table below.

	2007
	Performance	Annual Base Salary
	Bonus	Merit Pay	Adjusted
Named Executive Officer	Awards	Increases	Base Salary
Maurice R. Ferré, M.D.	$97,500	$—	$300,000
President, Chief Executive Officer and Chairman

Fritz L. LaPorte	$57,379	$48,551	$225,101
Senior Vice President and Chief Financial Officer

Rony A. Abovitz	$56,336	$51,761	$225,101
Senior Vice President and Chief Technology Officer

Menashe R. Frank	$57,379	$48,551	$225,101
Senior Vice President, General Counsel and Secretary

Steven J. Nunes	$46,366	$10,070	$177,910
Senior Vice President of Sales and Marketing
The Committee granted Dr. Ferré incentive stock options to purchase 198,019 shares of the Company’s common stock, $.001 par value (“Common Stock”), pursuant to the Company’s 2008 Omnibus Incentive Plan (the “Plan”) at the closing price per share of the Common Stock on February 20, 2008 (the “Grant Date”). As previously disclosed in the S-1, (i) the grant was approved by the Board in August 2007; (ii) was to be made upon the closing of the Company’s initial public offering, which closed on the Grant Date; (iii) would vest ratably quarterly over four years commencing on the Grant Date; and (iv) pursuant to the terms of the Plan, would expire on the tenth anniversary of the Grant Date. The form of Award Agreement (as such term is defined in the Plan) with respect to grants of incentive stock options under the Plan, including without limitation the grant to Dr. Ferré, is attached hereto as Exhibit 10.1 and incorporated herein by reference.
As disclosed in the S-1, in August 2007, the Board approved a grant of incentive stock options to each of the named executive officers, other than Dr. Ferré, of which 50% began vesting immediately upon grant. Of the remaining 50% of the options, the Board determined that 25% would begin vesting upon an evaluation of individual performance for fiscal 2007 of each named executive officer by the Chief Executive Officer and 25% of the grant would begin vesting upon the Company’s achieving a passing score on the 2007 Scorecard. The evaluation of the performance of each named executive officer was completed and the vesting of that portion of each option grant related to individual performance began. Additionally, the Committee determined that the portion of the August 2007 option grants that was to have begun vesting upon a determination of a passing score on the 2007 Scorecard each began vesting as of February 20, 2008. As a result, as of February 20, 2008, vesting had commenced as to 100% of the August 2007 option grants to Messrs. LaPorte, Abovitz, Frank and Nunes.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
The following document is filed as an exhibit to this report.

Exhibit No.	Description of Exhibit

10.1	Form of Incentive Stock Option Agreement for MAKO Surgical Corp. 2008 Omnibus Incentive Plan
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.
Date: February 26, 2008	By:	/s/ Menashe R. Frank
Menashe R. Frank,
Senior Vice President, General Counsel and Secretary

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